MillerKnoll, Inc. Reports Third Quarter Fiscal 2025 Results
Zeeland, Mich., March 26, 2025 – MillerKnoll Inc. (NASDAQ: MLKN) today reported results for the third quarter of fiscal year 2025 ended March 1, 2025.

Financial Highlights
•Consolidated net sales in the third quarter were up 0.4% year-over-year, driven by North America Contract and Global Retail.
•Strong order growth in Global Retail led by impressive performance in North America.
•New reporting segment structure aligns with long-term strategies.

Third Quarter Fiscal 2025 Financial Results

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
(Dollars in millions, except per share data)	March 1, 2025	March 2, 2024	% Chg.	March 1, 2025	March 2, 2024	% Chg.
	(13 weeks)	(13 weeks)		(13 weeks)	(13 weeks)
Net sales	$876.2	$872.3	0.4%	$2,708.1	$2,739.5	(1.1)%
Gross margin %	37.9%	38.6%	N/A	38.6%	39.0%	N/A
Operating expenses	$414.6	$294.2	40.9%	$1,050.2	$923.6	13.7%
Adjusted operating expenses*	$274.4	$278.9	(1.6)%	$869.4	$878.5	(1.0)%
Effective tax rate	88.3%	16.0%	N/A	139.5%	20.5%	N/A
Adjusted effective tax rate*	22.0%	20.3%	N/A	22.0%	22.7%	N/A
Earnings (loss) per share - diluted	$(0.19)	$0.30	(163.3)%	$0.29	$0.97	(70.1)%
Adjusted earnings per share - diluted*	$0.44	$0.45	(2.2)%	$1.33	$1.41	(5.7)%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.

To our shareholders:

Our results in the third quarter of fiscal 2025 reflect the advantage of our diversified business model, with strong performance in certain markets and channels mitigating softness in others, along with a disciplined focus on our cost structure amidst very dynamic macroeconomic conditions.

During the quarter we saw a notable difference in demand in our retail businesses compared to most of our contract businesses. Leading indicators within our contract businesses are mixed, and overall demand in most geographies was sluggish during the quarter amid uncertainty related to tariff policy and other macroeconomic factors.

At the same time, we are buoyed by the strong demand in our Global Retail business where reported orders were up nearly 15%, organic orders were up nearly 17%, and organic orders adjusted for the year-over-year timing differences in the Black Friday/Cyber Monday period ("cyber adjusted") were up over 4% in the third quarter. We were particularly pleased with Retail demand in North America where cyber adjusted orders were up 14% in the quarter. Our ability to offer both iconic brands and renewed assortments with a common design language is resonating with our customers and gives us confidence in the investments we are making to grow our store footprint and expand our product offerings.

Our earnings in the quarter met our expectations despite these challenges. Given the near-term economic uncertainty around tariffs and global supply chain, we took proactive steps to improve our near-term profitability. Our teams have done a great job balancing costs across the Company while preserving our investments in growth.

We announced today changes in our organizational structure and reporting segments to improve visibility into our performance in key end markets and better align with our long-term growth strategies.

Third Quarter Fiscal 2025 Consolidated Results
Effective March 1, 2025, we changed our reporting segments in accordance with changes in our organizational structure. The reportable segments now consist of three segments: North America Contract, International Contract, and Global Retail. Details concerning the makeup of the new segments and three years of recast financials can be found in our Form 8-K filed today.

Consolidated net sales for the third quarter were $876.2 million, up 0.4% on a reported basis and up 1.8% organically. Orders in the quarter of $853.1 million were up 2.7% as reported and 4.1% higher on an organic basis compared to the prior year.

Gross margin in the quarter was 37.9%, down 70 basis points from the same quarter last year, primarily from unfavorable channel and product mix, lower fixed cost leverage, and higher commodity costs.

Consolidated operating expenses for the quarter were $414.6 million, compared to $294.2 million in the prior year. Consolidated adjusted operating expenses were $274.4 million, a decrease of $4.5 million year-over-year, driven primarily by lower incentive compensation and focused cost control in a challenged macroeconomic environment.

During the third quarter, the Company recorded special charges of $140.2 million. Of these charges, $4.2 million was associated with recent restructuring actions which included a workforce reduction. In addition, the Company recognized non-cash, pre-tax charges totaling $130.0 million related to the impairment of goodwill attributed to the Holly Hunt and Global Retail reporting units as well as to the Knoll and Muuto trade names. These charges were determined based on the Company's quarterly impairment review process.

Operating loss margin for the quarter was 9.4% compared to an operating income margin of 4.9% in the same quarter last year. On an adjusted basis, consolidated operating margin for the quarter was 6.6% compared to 6.7% in the same quarter last year.

Reported diluted loss per share was $0.19 for the quarter, compared to diluted earnings per share of $0.30 in the prior year. Adjusted diluted earnings per share were $0.44 for the quarter compared to $0.45 for the same period last year.

As of March 1, 2025, our liquidity position reflected cash on hand and availability on our revolving credit facility totaling $468.2 million. During the third quarter, the business generated $62.1 million of cash flow from operations. We repurchased approximately 0.8 million shares for a total cash outlay of $17.9 million.

During the third quarter, we reduced our long-term debt by $60.7 million and ended the quarter with a net debt-to-EBITDA ratio, as defined by our lending agreement, of 2.93x. Our scheduled debt maturities (which exclude the maturity of the revolver) for the remainder of fiscal year 2025 and for fiscal years 2026 and 2027 are $13.6 million, $46.8 million and $276.4 million respectively.

Third Quarter Fiscal 2025 Results by Segment

North America Contract
For the third quarter, North America Contract net sales of $468.2 million were up 1.4% on a reported basis and up 1.7% organically compared to the same period last year. New orders totaled $434.0 million and were down 1.8% from the previous year and down 1.5% organically.

Operating margin in the quarter was 3.6% compared to 5.5% in the prior year. Adjusted operating margin for the segment was 9.1% in the quarter, which is up 80 basis points compared to the same quarter last year primarily due to lower variable incentive compensation and focused cost control.

International Contract
International Contract segment net sales in the third quarter of $145.5 million were down 5.0% on a reported basis and down 1.5% on an organic basis year-over-year. Orders during the quarter were $159.2 million, a year-over-year decrease of 1.6% on a reported basis and up 1.4% organically. Order growth in the APMEA region continued, with particular strength in the Middle East, India and Japan, Mexico, Brazil, and portions of mainland Europe. These areas of growth were partially offset by lower orders in other regions during the quarter.

Operating margin for the third quarter was 6.8% compared to 11.4% in the prior year. Adjusted operating margin for the quarter was 9.3%, down 260 basis points year-over-year primarily from deleverage on lower sales.

Global Retail
In the third quarter, our Global Retail segment net sales were $262.5 million, up 1.9% year-over-year on a reported basis, and up 3.9% on an organic basis. New orders in the quarter of $259.9 million were up 14.7% compared to the same period last year on a reported basis and up 16.9% on an organic basis. Although sales and orders in the quarter benefited from the shift in the timing of this year's holiday/cyber promotional period versus the prior year, orders were up over 4% in the segment and up 14% in the North America region, after adjusting for this timing difference.

Operating loss margin in the quarter was 36.0% compared to an operating income margin of 4.7% in the prior year. Adjusted operating margin was 6.2%, 80 basis points higher year-over-year, primarily from higher shipping revenue and increased leverage on higher year-over-year sales.

We are very pleased with the strength of this business and continue to be encouraged by customer enthusiasm for our new product launches, targeted promotions, growing brand awareness and new retail locations.

Fourth Quarter and Fiscal 2025 Outlook
The table below presents our expectations for fourth quarter and selected full year fiscal 2025 financial operating results:

	Q4 FY2025	Full Year FY2025
Net sales	$910 million to $950 million	$3,618 to $3,658 million
Gross margin %	37.5% to 38.5%	38.3% to 38.6%
Adjusted operating expenses*	$287 million to $297 million	$1,167 million to $1,177 million
Interest and other expense, net	$16 million to $17 million
Adjusted effective tax rate*	21.5% to 23.5%
Adjusted earnings per share - diluted*	$0.46 to $0.52	$1.81 to $1.87
*Items indicated represent Non-GAAP measures. The Q4 FY2025 outlook excludes an expected $6 million in operating expense charges related to amortization of Knoll purchased intangibles, restructuring charges expected for the fourth quarter as well as the related tax and earnings per share impact.

Included in the above guidance ranges are estimated incremental costs related to tariffs (net of expected mitigation efforts) on our fourth quarter results. We expect these costs to range between $5 million to $7 million before tax, and between $0.05 to $0.07 of net earnings per share. Importantly, these estimates reflect the latest available information known to us as of the date of this release, including all known active tariffs. Given its fluid nature, as the tariff situation changes, we will provide further updates in future quarters.

Andi Owen	Jeff Stutz
President and Chief Executive Officer	Chief Financial Officer

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the third quarter of fiscal 2025 on Wednesday, March 26, 2025, at 5:00 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will be available at https://www.millerknoll.com/investor-relations.

Financial highlights for the three and nine months ended March 1, 2025 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended				Nine Months Ended
	March 1, 2025		March 2, 2024		March 1, 2025		March 2, 2024
Net sales	$876.2	100.0%	$872.3	100.0%	$2,708.1	100.0%	$2,739.5	100.0%
Cost of sales	543.8	62.1%	535.3	61.4%	1,662.4	61.4%	1,672.4	61.0%
Gross margin	332.4	37.9%	337.0	38.6%	1,045.7	38.6%	1,067.1	39.0%
Operating expenses	414.6	47.3%	294.2	33.7%	1,050.2	38.8%	923.6	33.7%
Operating (loss) earnings	(82.2)	(9.4)%	42.8	4.9%	(4.5)	(0.2)%	143.5	5.2%
Other expenses, net	18.6	2.1%	15.3	1.8%	53.1	2.0%	50.6	1.8%
(Loss) earnings before income taxes and equity income	(100.8)	(11.5)%	27.5	3.2%	(57.6)	(2.1)%	92.9	3.4%
Income tax (benefit) expense	(89.0)	(10.2)%	4.4	0.5%	(80.3)	(3.0)%	19.0	0.7%
Equity income, net of tax	0.1	—%	—	—%	0.3	—%	(0.3)	—%
Net (loss) earnings	(11.7)	(1.3)%	23.1	2.6%	23.0	0.8%	73.6	2.7%
Net earnings attributable to redeemable noncontrolling interests	1.0	0.1%	0.9	0.1%	2.8	0.1%	1.2	—%
Net (loss) earnings attributable to MillerKnoll, Inc.	$(12.7)	(1.4)%	$22.2	2.5%	$20.2	0.7%	$72.4	2.6%

Amounts per common share attributable to MillerKnoll, Inc.
(Loss) earnings per share - basic	($0.19)		$0.31		$0.29		$0.98
Weighted average basic common shares	68,353,906		72,720,734		69,269,956		73,952,015
(Loss) earnings per share - diluted	($0.19)		$0.30		$0.29		$0.97
Weighted average diluted common shares	68,353,906		74,146,826		70,181,279		74,616,391

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
(Unaudited) (Dollars in millions)	March 1, 2025	March 2, 2024
Cash provided by (used in):
Operating activities	$138.4	$273.9
Investing activities	(60.3)	(61.0)
Financing activities	(127.6)	(213.1)
Effect of exchange rate changes	(11.1)	0.3
Net change in cash and cash equivalents	(60.6)	0.1
Cash and cash equivalents, beginning of period	230.4	223.5
Cash and cash equivalents, end of period	$169.8	$223.6

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	March 1, 2025	June 1, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$169.8	$230.4
Accounts receivable, net	321.7	308.3
Unbilled accounts receivable	24.3	22.2
Inventories, net	425.5	428.6
Prepaid expenses and other	199.3	80.1
Total current assets	1,140.6	1,069.6
Net property and equipment	475.2	492.0
Right of use assets	389.9	375.6
Other assets	1,889.7	2,106.4
Total Assets	$3,895.4	$4,043.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$238.1	$241.4
Short-term borrowings and current portion of long-term debt	48.4	43.5
Short-term lease liability	71.4	67.2
Accrued liabilities	325.2	345.6
Total current liabilities	683.1	697.7
Long-term debt	1,283.3	1,291.7
Lease liabilities	390.9	360.4
Other liabilities	215.6	234.8
Total Liabilities	2,572.9	2,584.6
Redeemable Noncontrolling Interests	68.4	73.9
Stockholders' Equity	1,254.1	1,385.1
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$3,895.4	$4,043.6

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation may include: Adjusted Effective Tax Rate, Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Effective Tax Rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate as well as impacts related to enactments of comprehensive tax law changes.

Adjusted Operating Earnings (Loss) represents reported operating earnings plus integration charges, amortization of Knoll purchased intangibles, restructuring expenses, impairment charges, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, integration charges, restructuring expenses, impairment charges, Knoll pension plan termination charges and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Gross Margin represents gross margin plus integration charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, integration charges, amortization of Knoll purchased intangibles, impairment charges, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, future synergies, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects and the impact of the closure of the North America HAY eCommerce channel in the Global Retail segment.

Global Retail Third Quarter Fiscal 2025 Cyber Adjusted Orders represents year over year order growth in the quarter after adjusting organic growth by the additional impact of $27 million related to the shift in the timing of this year's holiday/cyber promotional period.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Integration charges: Knoll integration-related costs include severance, asset impairment charges associated with lease and operations facility consolidation activity, and expenses related to synergy realization efforts and reorganization initiatives.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions.

Impairment charges: Includes non-cash, pre-tax charges for the impairment of the Knoll and Muuto trade names as well as impairment of goodwill attributed to the Global Retail and Holly Hunt reporting units.

Knoll pension plan termination charges: Includes expenses incurred associated with the termination of the Knoll pension plan which was completed in the second quarter of fiscal year 2025.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The North America Contract segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout the United States and Canada as well as the global operations of the Spinneybeck|FilzFelt, Maharam, Edelman, and Knoll Textile brands. The International Contract segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific and Latin America. The Global Retail segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores as well as the global operations of the Holly Hunt brand. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended				Nine Months Ended
	March 1, 2025		March 2, 2024		March 1, 2025		March 2, 2024
North America Contract
Net sales	$468.2	100.0%	$461.7	100.0%	$1,469.1	100.0%	$1,481.2	100.0%
Gross margin	161.0	34.4%	163.0	35.3%	522.6	35.6%	539.6	36.4%
Total operating expenses	144.0	30.8%	137.5	29.8%	440.0	30.0%	433.1	29.2%
Operating earnings	$17.0	3.6%	$25.5	5.5%	$82.6	5.6%	$106.5	7.2%

Adjustments
Restructuring charges	2.4	0.5%	1.5	0.3%	2.4	0.2%	6.1	0.4%
Integration charges	—	—%	7.6	1.6%	24.8	1.7%	18.1	1.2%
Impairment charges	19.9	4.3%	—	—%	19.9	1.4%	—	—%
Amortization of Knoll purchased intangibles	3.5	0.7%	3.7	0.8%	10.6	0.7%	10.9	0.7%
Knoll pension plan termination charges	—	—%	—	—%	1.0	0.1%	—	—%
Adjusted operating earnings	$42.8	9.1%	$38.3	8.3%	$141.3	9.6%	$141.6	9.6%
International Contract
Net sales	$145.5	100.0%	$153.1	100.0%	$474.3	100.0%	$471.9	100.0%
Gross margin	52.2	35.9%	57.1	37.3%	172.6	36.4%	167.7	35.5%
Total operating expenses	42.3	29.1%	39.6	25.9%	131.0	27.6%	125.0	26.5%
Operating earnings	$9.9	6.8%	$17.5	11.4%	$41.6	8.8%	$42.7	9.0%

Adjustments
Restructuring charges	1.7	1.2%	0.1	0.1%	1.7	0.4%	1.3	0.3%
Integration charges	—	—%	—	—%	3.2	0.7%	0.2	—%
Impairment charges	1.2	0.8%	—	—%	1.2	0.3%	—	—%
Amortization of Knoll purchased intangibles	0.7	0.5%	0.6	0.4%	1.9	0.4%	1.8	0.4%
Adjusted operating earnings	$13.5	9.3%	$18.2	11.9%	$49.6	10.5%	$46.0	9.7%

Global Retail
Net sales	$262.5	100.0%	$257.5	100.0%	$764.7	100.0%	$786.4	100.0%
Gross margin	119.2	45.4%	116.9	45.4%	350.5	45.8%	359.8	45.8%
Total operating expenses	213.6	81.4%	104.8	40.7%	431.3	56.4%	325.3	41.4%
Operating (loss) earnings	$(94.4)	(36.0)%	$12.1	4.7%	$(80.8)	(10.6)%	$34.5	4.4%

Adjustments
Restructuring charges	0.1	—%	0.1	—%	0.1	—%	1.3	0.2%
Integration charges	—	—%	—	—%	0.3	—%	—	—%
Impairment charges	108.9	41.5%	—	—%	108.9	14.2%	—	—%
Amortization of Knoll purchased intangibles	1.8	0.7%	1.7	0.7%	5.3	0.7%	5.3	0.7%
Adjusted operating earnings	$16.4	6.2%	$13.9	5.4%	$33.8	4.4%	$41.1	5.2%

Corporate
Operating expenses	$14.7	—%	$12.3	—%	$47.9	—%	$40.2	—%
Operating (loss)	$(14.7)	—%	$(12.3)	—%	$(47.9)	—%	$(40.2)	—%

Adjustments
Integration charges	—	—%	—	—%	—	—%	0.1	—%
Adjusted operating (loss)	$(14.7)	—%	$(12.3)	—%	$(47.9)	—%	$(40.1)	—%

MillerKnoll, Inc.
Net sales	$876.2	100.0%	$872.3	100.0%	$2,708.1	100.0%	$2,739.5	100.0%
Gross margin	332.4	37.9%	337.0	38.6%	1,045.7	38.6%	1,067.1	39.0%
Total operating expenses	414.6	47.3%	294.2	33.7%	1,050.2	38.8%	923.6	33.7%
Operating (loss) earnings	$(82.2)	(9.4)%	$42.8	4.9%	$(4.5)	(0.2)%	$143.5	5.2%

Adjustments
Restructuring charges	4.2	0.5%	1.7	0.2%	4.2	0.2%	8.7	0.3%
Integration charges	—	—%	7.6	0.9%	28.3	1.0%	18.4	0.7%
Impairment charges	130.0	14.8%	—	—%	130.0	4.8%	—	—%
Amortization of Knoll purchased intangibles	6.0	0.7%	6.0	0.7%	17.8	0.7%	18.0	0.7%
Knoll pension plan termination charges	—	—%	—	—%	1.0	—%	—	—%
Adjusted operating earnings	$58.0	6.6%	$58.1	6.7%	$176.8	6.5%	$188.6	6.9%

B. Reconciliation of (Loss) Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Nine Months Ended
	March 1, 2025	March 2, 2024	March 1, 2025	March 2, 2024
(Loss) earnings per share - diluted	$(0.19)	$0.30	$0.29	$0.97

Add: Amortization of Knoll purchased intangibles	0.09	0.08	0.25	0.24
Add: Integration charges	—	0.10	0.40	0.26
Add: Restructuring charges	0.06	0.02	0.06	0.10
Add: Impairment charges	1.91	—	1.85	—
Add: Knoll pension plan termination charges	—	—	0.01	—
Tax impact on adjustments	(1.43)	(0.05)	(1.53)	(0.16)
Adjusted earnings per share - diluted	$0.44	$0.45	$1.33	$1.41
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	68,353,906	74,146,826	70,181,279	74,616,391

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended				Nine Months Ended
	March 1, 2025		March 2, 2024		March 1, 2025		March 2, 2024
Gross margin	$332.4	37.9%	$337.0	38.6%	$1,045.7	38.6%	$1,067.1	39.0%
Integration charges	—	—%	—	—%	0.5	—%	—	—%
Adjusted gross margin	$332.4	37.9%	$337.0	38.6%	$1,046.2	38.6%	$1,067.1	39.0%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended				Nine Months Ended
	March 1, 2025		March 2, 2024		March 1, 2025		March 2, 2024
Operating expenses	$414.6	47.3%	$294.2	33.7%	$1,050.2	38.8%	$923.6	33.7%
Restructuring charges	4.2	0.5%	1.7	0.2%	4.2	0.2%	8.7	0.3%
Integration charges	—	—%	7.6	0.9%	27.8	1.0%	18.4	0.7%
Amortization of Knoll purchased intangibles	6.0	0.7%	6.0	0.7%	17.8	0.7%	18.0	0.7%
Knoll pension plan termination charges	—	—%	—	—%	1.0	—%	—	—%
Impairment charges	130.0	14.8%	—	—%	130.0	4.8%	—	—%
Adjusted operating expenses	$274.4	31.3%	$278.9	32.0%	$869.4	32.1%	$878.5	32.1%

E. Reconciliation of Net Earnings to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

March 1, 2025
Net earnings	$30.1
Income tax expense	(84.6)
Depreciation expense	110.7
Amortization expense	37.5
Interest expense	78.2
Other adjustments(*)	227.4
Adjusted bank covenant EBITDA	$399.3
Total debt, less cash, end of trailing period	$1,170.8
Net debt to adjusted bank covenant EBITDA ratio	2.93
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales Growth by Segment

	Three Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$468.2	$145.5	$262.5	$876.2
% change from PY	1.4%	(5.0)%	1.9%	0.4%

Adjustments
Currency translation effects (1)	1.2	5.3	3.1	9.6
Net sales, organic	$469.4	$150.8	$265.6	$885.8
% change from PY	1.7%	(1.5)%	3.9%	1.8%

	Three Months Ended
	March 2, 2024
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$461.7	$153.1	$257.5	$872.3

Adjustments
HAY eCommerce	—	—	(1.8)	(1.8)
Net sales, organic	$461.7	$153.1	$255.7	$870.5
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$1,469.1	$474.3	$764.7	$2,708.1
% change from PY	(0.8)%	0.5%	(2.8)%	(1.1)%

Adjustments
Currency translation effects (1)	1.8	5.5	2.8	10.1
Net sales, organic	$1,470.9	$479.8	$767.5	$2,718.2
% change from PY	(0.7)%	1.7%	(0.9)%	(0.3)%

	Nine Months Ended
	March 2, 2024
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$1,481.2	$471.9	$786.4	$2,739.5

Adjustments
HAY eCommerce	—	—	(11.8)	(11.8)
Net sales, organic	$1,481.2	$471.9	$774.6	$2,727.7
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

G. Organic Order Growth by Segment

	Three Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$434.0	$159.2	$259.9	$853.1
% change from PY	(1.8)%	(1.6)%	14.7%	2.7%

Adjustments
Currency translation effects (1)	1.3	4.9	2.9	9.1
Orders, organic	$435.3	$164.1	$262.8	$862.2
% change from PY	(1.5)%	1.4%	16.9%	4.1%

	Three Months Ended
	March 2, 2024
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$441.9	$161.8	$226.6	$830.3

Adjustments
HAY eCommerce	—	—	(1.8)	(1.8)
Orders, organic	$441.9	$161.8	$224.8	$828.5
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$1,453.4	$476.4	$781.1	$2,710.9
% change from PY	2.8%	(1.7)%	(1.1)%	0.9%

Adjustments
Currency translation effects (1)	1.8	8.2	3.2	13.2
Orders, organic	$1,455.2	$484.6	$784.3	$2,724.1
% change from PY	3.0%	—%	0.7%	1.8%

	Nine Months Ended
	March 2, 2024
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$1,413.3	$484.7	$790.0	$2,688.0

Adjustments
HAY eCommerce	—	—	(11.4)	(11.4)
Orders, organic	$1,413.3	$484.7	$778.6	$2,676.6
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

H. Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate

	Three Months Ended		Nine Months Ended
	March 1, 2025	March 2, 2024	March 1, 2025	March 2, 2024
Income tax (benefit) expense, as reported (GAAP)	$(89.0)	$4.4	$(80.3)	$19.0
Effective Tax Rate	88.3%	16.0%	139.5%	20.5%

Adjustments
Restructuring charges	3.0	0.5	2.5	2.0
Integration charges	—	2.1	16.8	5.4
Impairment charges	90.5	—	77.1	—
Amortization of Knoll purchased intangibles	4.2	1.7	10.6	4.9
Knoll pension plan termination charges	—	—	0.3	—
Income tax expense (benefit), adjusted	8.7	8.7	27.0	31.3

Adjusted Effective Tax Rate	22.0%	20.3%	22.0%	22.7%

I. Consolidated MillerKnoll Backlog

Q3 FY2025
MillerKnoll backlog	$686.4

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of our acquisition of Knoll, the anticipated impact of the Knoll acquisition on the combined Company’s business and future financial and operating results, the expected amount and timing of synergies from the Knoll acquisition, the expected impact of recent and potential tariff changes on our business, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of MillerKnoll or the price of MillerKnoll’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond MillerKnoll’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: general economic and geopolitical conditions, including the impact of supply chain challenges, tariffs, and recessionary pressures; the impact of government policies and actions, including those relating to public health, government spending, and trade relations; the impact of public health crises, such as pandemics and epidemics; risks related to the additional debt incurred in connection with the Knoll acquisition; MillerKnoll’s ability to comply with its debt covenants and obligations; the risk that the anticipated benefits of the Knoll acquisition will be more costly to realize than expected; the effect of the Knoll acquisition on the ability of MillerKnoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MillerKnoll does business, or on MillerKnoll’s operating results and business generally; the ability of MillerKnoll to implement its plans, forecasts and other expectations with respect to MillerKnoll’s business after the completion of the Knoll acquisition and realize expected synergies; business disruption following the Knoll acquisition; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; foreign currency exchange fluctuations; and the outcome of pending litigation or governmental audits or investigations. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.